UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2019

THE MADISON SQUARE GARDEN COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-36900	47-3373056
(State or another jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Penn Plaza, New York, New York	10121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area (212) 465-6000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	MSG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry Into a Material Definitive Agreement.

Credit Facilities

On May 23, 2019, TAO Group Operating LLC (the “Senior Borrower”) and TAO Group Intermediate Holdings LLC (“Intermediate Holdings”), the parent of the Senior Borrower, entered into a credit agreement (the “Senior Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, collateral agent and a letter of credit issuer, and the lenders party thereto. Together the Senior Credit Agreement and the Subordinated Credit Agreement described in Item 8.01 below replace the Senior Borrower’s prior credit agreement dated January 31, 2017, which was terminated on May 23, 2019 in its entirety in accordance with its terms in connection with the repayment of all obligations thereunder from the proceeds of the Senior Credit Agreement and the Subordinated Credit Agreement.

The Madison Square Garden Company (the “Registrant”) indirectly owns a 62.5% interest in TAO Group Sub-Holdings LLC (the “Subordinated Borrower”), which is the indirect parent company of the Senior Borrower. The Registrant consolidates the Subordinated Borrower and its subsidiaries, including the Senior Borrower.

The Senior Credit Agreement provides the Senior Borrower at closing with senior secured credit facilities (the “Facilities”) consisting of: (a) an initial $40 million term loan facility (the “Term Loan Facility”) and (b) a $25 million revolving credit facility (the “Revolving Credit Facility”), each with a term of five years. The proceeds from the Facilities were used by the Senior Borrower to refinance amounts outstanding under the existing credit agreement. Up to $5 million of the Revolving Credit Facility is available for the issuance of letters of credit. All borrowings under the Revolving Credit Facility, including, without limitation, amounts drawn under the revolving line of credit are subject to the satisfaction of customary conditions, including absence of a default and accuracy of representations and warranties.

Interest Rates and Fees

Borrowings under the Senior Credit Agreement bear interest at a floating rate, which at the option of the Senior Borrower may be either (a) a base rate plus an additional rate ranging from 1.50% to 2.50% per annum (determined based on a total leverage ratio) (the “Base Rate”), or (b) a Eurocurrency rate plus an additional rate ranging from 2.50% to 3.50% per annum (determined based on a total leverage ratio) (the “Eurocurrency Rate”), provided that for the period following the closing date until the delivery of the compliance certificate for the fiscal quarter of Intermediate Holdings ending on or about June 30, 2019, the additional rate used in calculating the floating rate is (i) 1.50% per annum for borrowings bearing the Base Rate, and (ii) 2.50% per annum for borrowings bearing the Eurocurrency Rate. The Senior Credit Agreement requires the Senior Borrower to pay a commitment fee of 0.50% in respect of the daily unused commitments under the Revolving Credit Facility. The Senior Borrower is also required to pay customary letter of credit fees, as well as fronting fees, to banks that issue letters of credit pursuant to the Senior Credit Agreement.

Guarantees and Security

All obligations under the Senior Credit Agreement are guaranteed by Intermediate Holdings and Intermediate Holding’s existing and future direct and indirect domestic subsidiaries (other than (i) the Senior Borrower, (ii) domestic subsidiaries substantially all of whose assets consist of controlled foreign corporations and (iii) subsidiaries designated as immaterial subsidiaries or unrestricted subsidiaries) (the “Subsidiary Guarantors”, and together with Intermediate Holdings, the “Guarantors”). All obligations under the Senior Credit Agreement, including the guarantees of those obligations, are secured by substantially all of the assets of the Senior Borrower and each Guarantor (collectively, “Collateral”), including, but not limited to, a pledge of the equity interests in the Senior Borrower held directly by Intermediate Holdings and the equity interests in each Subsidiary Guarantor held directly or indirectly by Intermediate Holdings.

Prepayments

Subject to customary notice and minimum amount conditions, the Senior Borrower may voluntarily prepay outstanding loans under the Senior Credit Agreement at any time, in whole or in part, without premium or penalty (except for customary breakage costs with respect to Eurocurrency loans). The Senior Borrower is required to make mandatory prepayments of the Term Loan Facility from the net cash proceeds of certain sales of assets (including Collateral) or casualty insurance and/or condemnation recoveries (in each case, subject to certain reinvestment, repair or replacement rights) and the incurrence of certain indebtedness, subject to certain exceptions. The initial Term Loan Facility will amortize quarterly in accordance with its terms from June 30, 2019 through March 31, 2024 with a final maturity date on May 23, 2024.

Certain Covenants and Events of Default

The Senior Credit Agreement contains certain restrictions on the ability of Intermediate Holdings, the Senior Borrower and its restricted subsidiaries to take certain actions as provided in (and subject to various exceptions and baskets set forth in) the Senior Credit Agreement, including, without limitation, the following: (i) incurring additional indebtedness and contingent liabilities; (ii) creating liens on certain assets; (iii) making investments, loans or advances in or to other persons; (iv) paying dividends and distributions or repurchasing capital stock; (v) engaging in certain transactions with affiliates; (vi) amending specified agreements; (vii) merging or consolidating; (viii) making certain dispositions; and (ix) entering into agreements that restrict the granting of liens. Intermediate Holdings is subject to a customary passive holding company covenant. The Senior Credit Agreement requires Intermediate Holdings to comply with a maximum total leverage ratio of 4.00:1.00 and a maximum senior leverage ratio of 3.00:1.00 from the closing date until December 31, 2021 and a maximum total leverage ratio of 3.50:1.00 and a maximum senior leverage ratio of 2.50:1.00 from and after December 31, 2021. In addition, there is a minimum fixed charge coverage ratio of 1.25:1.00 for Intermediate Holdings.

The Senior Credit Agreement and the related security agreement contain certain customary representations and warranties, affirmative covenants and events of default.

The Senior Credit Agreement and the related security agreement have been filed as exhibits to this Current Report on Form 8-K and the description of those agreements contained herein is qualified in its entirety by reference to those agreements which are incorporated into this Item 1.01 by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above and Item 8.01 below is hereby incorporated by reference into this Item 2.03.

Item 8.01	Other Events.

On May 23, 2019, TAO Group Sub-Holdings LLC (the “Subordinated Borrower”) entered into a credit agreement (the “Subordinated Credit Agreement”) with MSG Entertainment Holdings LLC, as lender, pursuant to which MSG Entertainment Holdings LLC has extended a $49 million subordinated term loan to the Subordinated Borrower. The Subordinated Credit Agreement matures on August 22, 2024.

The proceeds from the Subordinated Credit Agreement have been contributed by the Subordinated Borrower to Intermediate Holdings and then by Intermediate Holdings to the Senior Borrower and were used by the Senior Borrower to refinance amounts outstanding under the existing credit agreement with any balance thereof to be used to fund working capital needs and other general corporate purposes of the Subordinated Borrower and its subsidiaries.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Credit Agreement, dated as of May 23, 2019, among TAO Group Operating LLC, TAO Group Intermediate Holdings LLC, the various lenders thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Security Agreement, dated as of May 23, 2019, TAO Group Operating LLC, TAO Group Intermediate Holdings LLC, certain subsidiaries of TAO Group Intermediate Holdings LLC and JPMorgan Chase Bank, N.A., as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MADISON SQUARE GARDEN COMPANY
(Registrant)

By:	/s/ Mark C. Cresitello
Name: Mark C. Cresitello
Title: Senior Vice President, Associate
General Counsel & Secretary

Dated: May 23, 2019

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